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                                                                     EXHIBIT 5.1



                      [SIMPSON THACHER & BARTLETT LLP LETTERHEAD]



                                                 January 18, 2005


Hanmi Financial Corporation
3660 Wilshire Boulevard
Suite PH-A
Los Angeles, California  90010
Ladies and Gentlemen:

        We have acted as counsel to Hanmi Financial Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to shares of Common Stock, par value $0.001 per share (the "Shares"), of the Company to be issued to Dr. Sung Won Sohn by the Company pursuant to the Employment Agreement, Stock Bonus Agreement, and Stock Option Agreement with Dr. Sohn (the "Agreements").

        We have examined the Registration Statement, a form of the share certificate, and the Agreements. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and representations of officers and representatives of the Company.

        In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) the Shares have been duly authorized and (2) upon (a) the issuance of the Shares in accordance with the terms of the Agreements and (b) the delivery of the consideration therefor pursuant to the terms of such Agreements, the Shares will be validly issued, fully paid and nonassessable.



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        We do not express any opinion herein concerning any law other than the
Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. Except as stated herein, this opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                              Very truly yours,

                                              /s/ Simpson Thacher & Bartlett LLP

                                              SIMPSON THACHER & BARTLETT LLP